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                                                                    Exhibit 10.5



                         MARKETING AND SUPPLY AGREEMENT

       THIS MARKETING AND SUPPLY AGREEMENT is entered into as of October 2002, between TRANSLUCENT TECHNOLOGIES, LLC, doing business as SLOT-TICKETS(TM) (the "Supplier") and LASERLOCK TECHNOLOGIES, INC, ("Laserlock").

                                    RECITALS

       A. The Supplier is in the business of manufacturing and printing coinless slot machine tickets ("Slot-Tickets") for the casino and gaming industry.

       B. Laserlock is experienced in marketing slot-tickets with third-party advertising thereon ("Promotional Slot-Tickets") to casinos and others engaged in the gaming business in the United States ("Gaming Operators").

       C. Laserlock is interested in obtaining from the Supplier certain rights to market and sell Promotional Slot-Tickets to Gaming Operators pursuant to the terms and conditions of this Agreement, and the Supplier is interested in providing Laserlock with such rights pursuant to the terms and conditions of this Agreement.

                                   AGREEMENTS

       In consideration of the Recitals and the mutual covenants contained herein, the parties agree as follows:

       1. Marketing by Laserlock. During the term of this Agreement, Laserlock will (a) market and sell advertising rights to third-parties (other than Gaming Operators) for the placement of advertising on the back of Promotional Slot-Tickets and (b) market Promotional Slot-Tickets for sale to and use by Gaming Operators. Laserlock will be responsible for all creativity, artwork, specifications and fitness of need for the Promotional Slot-Tickets to be produced by the Supplier under this Agreement.

       2. Supply of the Promotional Slot-Tickets. The Supplier agrees to use reasonable commercial efforts to manufacture and supply the Promotional Slot-Tickets for sale to Gaming Operators pursuant to the terms of this Agreement. Sales of Promotional Slot-Tickets to any existing customer of Laserlock or any customer originally introduced by Laserlock to the Supplier (the "Laserlock Customers") will be made to such Laserlock Customer through Laserlock as a distributor and Laserlock will be responsible for billing and collecting from such

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Laserlock Customer. For such sales to Laserlock Customers,
the Supplier will sell Promotional Slot-Tickets to Laserlock for resale by Laserlock to such Laserlock Customers at a price not to exceed the price at which such Promotional Slot-Tickets are sold by the Supplier to Laserlock in accordance with section 3(a) below. Sales of Promotional Slot-Tickets to any Gaming Operator that is not a Laserlock Customer (the "Supplier Customers") shall be made to such Supplier Customer directly by the Supplier and the Supplier will be responsible for billing and collecting from such Supplier Customer. For each order of Promotional Slot-Tickets for a sale to be made through Laserlock to a Laserlock Customer, Laserlock will deliver a separate purchase order to the Supplier and, for each order of Promotional Slot-Tickets for a sale to be made directly by the Supplier to a Supplier Customer, such Supplier Customer will deliver a separate purchase order directly to the Supplier (any such order of Promotional Slot-Tickets pursuant to this Agreement with respect to any Gaming Customer is referred to herein as an "Order"). Each Order will set forth the following terms: the quantity, type and specifications of the Promotional Slot-Tickets being ordered, requested delivery dates and shipping instructions. The Supplier will ship the Promotional Slot-Tickets pursuant to the specifications contained in each Order at agreed upon times and pursuant to the terms of this Agreement. All terms of any Orders or other documents which are inconsistent with or add to this Agreement are superseded by this Agreement and will have no force or effect.

       3. Pricing: Payment.

       (a) Pricing for Slot-Tickets. All pricing for sales of Promotional Slot-Tickets shall be based on the lowest standard (volume discount) price the Supplier is then charging its other customers, excluding special pricing arrangements negotiated by the Supplier with large customers (the "Standard Price"). The Standard Price structure as of the date of this Agreement is set forth on Schedule 3(a). From time to time during the term of this Agreement, upon request by Laserlock, the Supplier shall update and provide a written quotation of the Standard Price then in effect, which price quotation shall be good for 60 days from the date of quotation. The parties acknowledge that sales of Promotional Slot-Tickets may be made at a price below the Standard Price with the prior approval of the Supplier and Laserlock to meet reasonable competition. To the extent that any Promotional Slot-Tickets are sold under this Agreement (whether to Laserlock for resale to any Laserlock Customer or directly by the Supplier to any Supplier Customer) at a price less than the Standard Price then in effect, Laserlock will pay to the Supplier an amount (the "Subsidy Payments") equal to the difference between the Standard Price and the actual sales price of the applicable Promotional Slot-Tickets within 45 days after the receipt by Laserlock of an invoice from the Supplier setting forth the amount of Subsidy Payments due.

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       (b) Payment by Laserlock for Promotional Slot-Tickets. Laserlock will pay for each Order of the Promotional Slot-Tickets made by Laserlock for resale to Laserlock Customers within 45 days of the receipt by Laserlock of an invoice from the Supplier setting forth the total price of the Promotional Slot-Tickets delivered pursuant to such Order in accordance with section 3(a) above. The Supplier will deliver such invoice on or after the date of shipment of the Promotional Slot-Tickets to Laserlock.

       (c) Sharing of Advertising Revenues. On a quarterly basis within 15 days after the end of each month during the term of this Agreement, Laserlock shall pay to the Supplier an amount equal to 10% of all Adjusted Advertising Revenues (as defined below) received by Laserlock with respect to all of the Promotional Slot-Tickets sold (whether to Laserlock for resale to any Laserlock Customer or directly by the Supplier to any Supplier Customer) during such month. The final such payment shall be made within 15 days after the end of the term of this Agreement for any reason pursuant to section 7 below. For purposes of this Agreement, "Adjusted Advertising Revenues" mean, with respect to any Promotional Slot-Tickets sold pursuant to this Agreement, (i) revenues actually received by Laserlock for the sale of any advertising appearing on such Promotional Slot-Tickets, minus (ii) any bona fide out-of-pocket costs or expenses paid by Laserlock to unaffiliated third parties in connection with the production or sale of such advertising, minus (iii) any Subsidy Payments previously paid to the Supplier in connection with the sale of such Promotional Slot-Tickets. Laserlock shall keep accounts and records of sales of advertising and related costs and expenses in sufficient detail for the Supplier to verify the calculation of payments pursuant to this section 3(c). Laserlock shall make such records available to the Supplier or its authorized agents, during normal business hours, for inspection and audit at such times as the Supplier may reasonably request for the purpose of verifying the proper calculation of payments pursuant to this section 3(c).

       4. Shipment. For sales of Promotional Slot-Tickets to Laserlock for resale to Laserlock Customers, the Supplier will ship the Promotional Slot-Tickets in accordance with the quantities and destinations specified in the applicable Order and title and risk of loss shall pass to Laserlock at the time the Supplier delivers the Promotional Slot-Tickets to the shipper at the Supplier's facility. Shipment of Promotional Slot-Tickets by the Supplier directly to any Supplier Customer shall be made in accordance with any terms and conditions as may be agreed upon by the Supplier and such Supplier Customer.


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       5. Exclusivity.

       (a) Laserlock. During the term of this Agreement, neither Laserlock nor any of its affiliates may purchase or obtain any Promotional Slot-Tickets from any supplier other than the Supplier pursuant to the terms of this Agreement or market or sell any Promotional Slot-Tickets except for Promotional Slot-Tickets purchased from the Supplier pursuant to this Agreement.

       (b) The Supplier. During the term of this Agreement and pursuant to the terms of this Agreement, Laserlock shall have the exclusive right to market and sell third-party advertising for placement on the back of any Promotional Slot-Tickets sold by the Supplier or any of its affiliates to any Gaming Operator and neither the Supplier nor any of its affiliates may sell Promotional Slot-Tickets to any Gaming Operator other than pursuant to the terms of this Agreement. Nothing in this Agreement shall affect any sales by the Supplier or any of its affiliates of Slot-Tickets without third-party advertising thereon.

       6. Warranty and Limitation of Damage. The Supplier warrants that the Promotional Slot-Tickets will be manufactured in accordance with and will meet all specifications set forth in each Order accepted by the Supplier pursuant hereto.
THE SUPPLIER MAKES NO OTHER WARRANTIES OR, REPRESENTATIONS EITHER EXPRESSED OR IMPLIED WITH RESPECT TO THE PROMOTIONAL SLOT-TICKETS INCLUDING THEIR DESIGN, QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

       7. Term and Termination.

       (a) Term of Agreement. This Agreement shall begin on the effective date hereof and shall continue for a period of two years therefrom and shall automatically renew for additional two years terms at the expiration of the initial term and each subsequent term for so long as Supplier has sold at least $1,000,000 of Promotional Slot-Tickets pursuant to this Agreement during the 12-month period prior to the expiration of the then-current term.

       (b) Termination of Agreement. Notwithstanding the foregoing, this Agreement will terminate upon the occurrence of any of the following:

               (i) Mutual Agreement. The mutual, written agreement of the Supplier and Laserlock;

               (ii) Breach. Either party may terminate this Agreement (the "Terminating Party") in the event of a material breach by the other party (the


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"Breaching Party") of any of its obligations under this Agreement. The
Terminating Party must provide the Breaching Party with written notice of the reason for termination. The Breaching Party shall have 30 days from the date of delivery of such notice to cure such breach to the reasonable satisfaction of the Terminating Party and, if the breach is not so cured, the Terminating Party has the right to terminate this Agreement immediately upon written notice to the Breaching Party at the end of such 30 days and at any time thereafter during the continuation of such breach.

       8.     Miscellaneous.

       (a) Assignment. Neither party shall transfer or assign this Agreement in whole or in part without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

       (b) Independent Contractor. This Agreement does not create any partnership, joint venture; trust or agency between the parties. This Agreement shall not cause either party to be considered an agent or legal representative of the other for any purpose, nor shall this Agreement cause either party's officers, directors, employees or agents to be considered agents or employees of the other party. This Agreement shall not give either party or any of its officers, directors, employees or agents any authority to bind the other party in any contract with any third party on behalf of or in the name of that third party.

       (c) Waivers. The failure of either party to insist, in any one or more instances, upon full performance of the terms, covenants and conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or a waiver of future full performance of any such term, covenant or condition.

       (d) Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason whatsoever, the parties agree that such invalidity or unenforceability shall not affect any other provision of this Agreement, the remaining provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid and enforceable.

       (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin without giving effect to any choice of law provision or rule (whether of the State of Wisconsin or


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any other jurisdiction) that would cause the application of any of the laws of any jurisdiction other than the State of Wisconsin.

       (f) Notice. All notices end other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made upon receipt, if delivered personally, on the third business day following deposit in the U.S. mail if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or the next business day following electronic transmission to the telecopier number specified below with receipt acknowledged:

         If to the Supplier:  Translucent Technologies, LLC
                              1102 Jefferson Street
                              Algoma, W1 54201-0127
                              Attn: President

         Facsimile:           920-487-5644

         If to Laserlock:     Laserlock Technologies, Inc.
                              837 Lindy Lane.
                              Bala Cynwyd, PA 19004
                              Attn: President

         Facsimile:           ________________

or to such other address as the parties may designate in writing.

       (g) Entire Agreement. This Agreement and the exhibits hereto constitute the entire agreement between the parties and supersede all prior agreements, understandings and arrangements, oral or written, between the parties with respect to the subject matter hereof. The Marketing Agreement entered into in August 2001 between the Supplier and Entertainment Marketing Technology, LLC is hereby terminated. In the event of conflict between any term of this Agreement and any term in a party's purchase orders, quotations, acknowledgments, invoices, licenses or other communications to the other party, this Agreement shall govern. This Agreement shall not be amended or modified unless set forth in a written instrument signed by both parties.

       (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


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       (i) Arbitration. Any dispute or controversy between the parties arising out of or relating to this Agreement, including without limitation a dispute or controversy relating to the construction of any provision or the validity or enforceability of any term or condition (including this section) or of the entire Agreement, or any claim that all or any part of this Agreement (including this provision) is void or voidable, shall be submitted to arbitration before a single arbitrator in accordance with the Commercial Rules of Arbitration of the American Arbitration Association then in effect at an office of the American Arbitration Association in Milwaukee, Wisconsin. The arbitrator shall be a person who is familiar with the printing industry and who is not an employee or agent or former employee or agent of either party. In connection with any such arbitration proceeding, the parties shall be bound by the provisions of the Federal Rules of Civil Procedure with respect to compulsory counterclaims (as the same may be amended from time to time), provided any such compulsory counterclaim shall be filed within 30 days after submission of the dispute to arbitration. The award of the arbitrator shall be the sole and exclusive remedy between the parties regarding a dispute. The arbitrator shall have the right to award or include in his award any relief which he or she deems proper in the circumstances, including, without limitation, money damages (with interest on unpaid amounts from the due date), specific performance, injunctive relief and attorneys' fees and costs; provided, however, that the arbitrator shall not award exemplary or punitive damages. The award and decision of the arbitrator shall be conclusive and binding upon the parties and judgment upon the award shall be in the courts of the State of Wisconsin. Notwithstanding the foregoing, however, the consent to arbitration shall not preclude either party from taking or requesting any judicial or other authority to order any provisional or conservatory measure, including attachment, temporary restraining order or preliminary injunction, prior to the institution of the arbitration proceeding or during the proceeding, for the preservation of its rights and interests. The costs assessed by the American Arbitration Association shall be borne equally by each of the parties, except that each party shall pay its own attorneys and its own expenses.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.





                                                   TRANSLUCENT TECHNOLOGIES, LLC



                                                BY /s/ [graphic of signature]
                                                   --------------------------
                                                Its: President
                                                    -------------------------
                                                    LASERLOCK TECHNOLOGIES, INC.


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                                                BY /s/ [graphic of signature]
                                                     ----------------------
                                                Its: Exec. VP
                                                     ----------------------




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